Exhibit 10.49

Via E-Mail, Facsimile and FedEx

January 21, 2008

LookSmart

625 Second Street

San Francisco, CA 94107

Attention Jonathan Ewert

Dear Jonathan:

Reference is hereby made to that certain License Agreement, dated as of April 1, 2004, by and between Oversee.net (“Oversee”) and LookSmart, Ltd. (as such agreement has subsequently been amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Agreement.

Pursuant to Section 8.1 of the Agreement, Oversee hereby provides LookSmart of Oversee’s desire to terminate the Agreement at the end of the then effective term. Oversee understands that pursuant to Section 8.3 of the Agreement the effect of this notice will be that the Agreement will not automatically renewed for an additional 6 month period and the Agreement may only be renewed upon a definitive written agreement signed by both parties.

Please feel free to contact me with any questions.

Sincerely,

/s/ Ryan Berryman
Ryan Berryman
VP Products, Analytics and R&D
Oversee Domain Services

cc:     LookSmart Legal Department

515 S. Flower Street, Suite 4400, Los Angeles, CA 90071 T 213.408.0080 F 213.892.1214 E info@oversee.net W www.oversee.net